                     CURRENCYSHARES(SM) SWEDISH KRONA TRUST

                          FORM OF PARTICIPANT AGREEMENT

This Participant Agreement (this "Agreement"), dated as of [________], 2006, is entered into by and between __________ (with respect to this Agreement, the
"Authorized Participant", and with respect to the Trust Agreement referred to below, an "Authorized Participant"), The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the
"Trustee") of the CurrencyShares Swedish Krona Trust (the "Trust"), and Rydex
Specialized Products LLC, d/b/a Rydex Investments, as sponsor (the "Sponsor") of the Trust.

                                     SUMMARY

The Trustee serves as the trustee of the Trust pursuant to the Depositary Trust
Agreement dated as of [__________], 2006, among the Sponsor, the Trustee, the registered owners and beneficial owners from time to time of Swedish Krona
Shares issued thereunder and all depositors (the "Trust Agreement"). As provided in the Trust Agreement and described in the Prospectus (defined below), units of fractional undivided beneficial interests in and ownership of the Trust (the
"Shares") may be created or redeemed by the Trustee for an Authorized
Participant in aggregations of fifty thousand (50,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No: 333-13266), as declared effective by the Securities and Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration
Statement") together with the prospectus of the Trust in the form first filed with the SEC pursuant to Rule 424 (the "Prospectus") adopted under the
Securities Act of 1933, as amended (the "1933 Act"). Under the Trust Agreement, the Trustee is authorized to issue Baskets to, and redeem Baskets from,
Authorized Participants under the Trust Agreement, only through the facilities of The Depository Trust Company ("DTC") or a successor depository, and only in exchange for an amount of Swedish Kronor that is transferred between such
Authorized Participant and the Trust. Under the Trust Agreement, the Trustee
issues Baskets in exchange for Swedish Kronor which are transferred by an
Authorized Participant to the London Branch of JPMorgan Chase Bank, N.A. (the
"Depository"), and when the Trustee redeems Baskets tendered for redemption by an Authorized Participant in exchange for Swedish Kronor, the Swedish Kronor held in the Trust Account are transferred to the Authorized Participant by the
Depository. The foregoing Swedish Krona transfers are also governed by the
Deposit Account Agreement the Trust has entered into with the Depository (the
"Deposit Account Agreement"). This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the 1933
Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized
Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust
Agreement, the provisions of the Trust Agreement shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

SECTION 1. ORDER PLACEMENT. To place orders for the Trustee to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

SECTION 2. STATUS, REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

      (a) The Authorized Participant represents and warrants and covenants the following on the date hereof and at each time of purchase by the
      Authorized Participant of a Basket from the Trust (each such time, the
      "Time of Purchase"), that:

            (i) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant
            ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Trustee of such event, and this
            Agreement shall terminate immediately as of the date the Authorized
            Participant ceased to be a DTC Participant.

            (ii) Unless Section 2(a)(iii) applies, the Authorized Participant either (A) is registered as a broker-dealer under the Securities
            Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers,
            Inc. (the "NASD"), or (B) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Baskets and any related offers or sales of Shares, the Authorized
            Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

            (iii) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and
            possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in
            Section 2(a)(ii) above, the Authorized Participant will, in connection with such offers and sales, (A) observe the applicable laws of the jurisdiction in which such offer and/or sale is made,
            (B) comply with the prospectus delivery and other requirements of the 1933 Act, and the regulations promulgated thereunder, and (C)
            conduct its business in accordance with the NASD Conduct Rules.

            (iv) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening
            America by Providing Appropriate Tools Required to Intercept and
            Obstruct Terrorism (USA PATRIOT) Act of 2001, and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

            (v) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Trustee. The Authorized Participant shall confirm such capability to the satisfaction of the Trustee by the end of the
            Business Day before placing its first order with the Trustee
            (whether such order is to create or to redeem Baskets).

      (b) The Sponsor represents and warrants that:

            (i) on the effective date of the Registration Statement and at each
            Time of Purchase, the Trust's Registration Statement shall be effective and no stop order of the SEC with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor's knowledge, will then be contemplated by the SEC; the Registration Statement complies in all material respects with the requirements of the 1933 Act, and the Prospectus complied as of its date, and complies at the Time of Purchase, in all material respects with the requirements of the 1933 Act; and the conditions to the use of Form S-1 have been satisfied; the
            Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated
            therein or necessary to make the statements therein not misleading, the Prospectus will not, as of its date and at the Time of Purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, as of _____ a.m./p.m. on the date of this Agreement (the "Time of Sale"), the documents comprising the Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement, the Prospectus or the
            Disclosure Package in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use therein. The "Disclosure Package" is the
            Prospectus and any amendments and supplements thereto at the Time of
            Sale and any free writing prospectus as defined in Rule 405 of the
            1933 Act (a "FWP") prepared by, for or on behalf of the Sponsor before the Time of Sale and intended for general distribution;

            (ii) the Shares, when issued and delivered against payment of consideration therefor, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

            (iii) the Sponsor has been duly organized and, on the effective date of the Registration Statement and at each Time of Purchase, will be validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to act as the sponsor of the Trust as described in the
            Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement; and

            (iv) at the time the Sponsor makes an offer of Shares following the filing of the Registration Statement, neither the Trust nor the
            Sponsor will be an "ineligible issuer" as defined in Rule 405 of the
            1933 Act.

SECTION 3. ORDERS.

      (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, the Deposit Account Agreement, this
      Agreement and the Procedures. Each

      party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the
      Procedures. The Trustee and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the
      Authorized Participant will comply with such procedures of which it has received notice in accordance with Section 18(c).

      (b) The Authorized Participant acknowledges and agrees that each order to create a Basket (a "Purchase Order") and each order to redeem a Basket (a
      "Redemption Order", and each Purchase Order and Redemption Order, an
      "Order") may not be revoked by the Authorized Participant upon its delivery to the Trustee. A form of Purchase Order is attached hereto as
      Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

      (c) The delivery of the Shares against deposits of Swedish Kronor may be suspended generally, or refused with respect to particular requested deliveries, during any period when the transfer books of the Trustee are closed or if any such action is deemed necessary or advisable by the
      Trustee or the Sponsor for any reason at any time or from time to time.
      Except as otherwise provided in the Trust Agreement, the surrender of
      Shares for purposes of withdrawing Swedish Kronor may not be suspended.

SECTION 4. SWEDISH KRONOR TRANSFERS. Any Swedish Kronor to be transferred in connection with any Order shall be transferred between the Authorized
Participant's account and the Trust's deposit accounts established for such transfers pursuant to the Deposit Account Agreement (the "Deposit Accounts") in
accordance with the Procedures. The Authorized Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Swedish
Kronor between its account and the Deposit Accounts, including any late fees and other charges, if any, for which the Trustee becomes responsible in the event that Swedish Kronor are not transferred from the Authorized Participant's account in accordance with the Procedures.

SECTION 5. FEES. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Trustee shall charge, and the
Authorized Participant shall pay to the Trustee, the transaction fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial transaction fee shall be five hundred dollars ($500). The transaction fee may be waived or otherwise adjusted from time to time as set forth in the Prospectus.

SECTION 6. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Trustee notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an "Authorized
Person"). The Trustee may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Trustee receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant
shall give immediate written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee. The Trustee shall issue to each
Authorized Person a unique personal identification number (the "PIN") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person's PIN is changed, the new PIN shall become effective on a date mutually agreed upon by the Authorized Participant and the Trustee.

SECTION 7. REDEMPTION. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the
Trustee for the purpose of redeeming a Basket unless it first ascertains that
(i) it owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such

Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Trustee on the third
Business Day following the date of the Redemption Order.

SECTION 8. ROLE OF AUTHORIZED PARTICIPANT.

      (a) The Authorized Participant acknowledges that, for all purposes of this
      Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Sponsor, the Trustee or the
      Depository, in any matter or in any respect.

      (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the
      Trustee, the Depository or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

      (c) The Authorized Participant will maintain records of all sales of
      Shares made by or through it as required by law and will furnish copies of such records to the Sponsor upon the reasonable request of the Sponsor, subject to any privacy or confidentiality obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self regulatory organization. The Sponsor will not use any information provided by the Authorized Participant pursuant to this paragraph or disclose such information to others except in connection with the performance of its duties and responsibilities hereunder, including making servicing and informational mailings related to the Trust, or except as may be required by applicable law.

SECTION 9. INDEMNIFICATION.

      (a) The Authorized Participant hereby indemnifies and holds harmless the
      Trustee, the Depository, the Trust, the Sponsor, their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorney's fees and the reasonable cost of investigation) incurred by such
      AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provision of this Agreement, including any of its representations, warranties or covenants; (ii) any failure on the part of the Authorized Participant to perform any of its other obligations set forth in this Agreement; (iii) any failure by the
      Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the
      Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's Prospectus as then-supplemented made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact (1) contained in any research report, marketing material or sales literature described in Section 13(b) or in any FWP prepared by the Authorized Participant or (2) furnished by the Authorized Participant for use in a FWP prepared by, for or on behalf of the Sponsor, or any alleged omission to state therein a material fact required to be stated
      therein or necessary in order to make the statements therein not misleading to the extent that such statement or omission relates to the
      Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the
      Authorized Participant at the written direction of the Sponsor or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary in order to make such representation, statement or omission not misleading.

      (b) The Sponsor hereby agrees to indemnify and hold harmless the
      Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act
      (each, a

      "Sponsor Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorneys' fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of this Agreement that relates to the Sponsor, including its representations, warranties and covenants; (ii) any failure on the part of the Sponsor to perform any other obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the
      Registration Statement or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or in any FWP prepared by, for or on behalf of the Sponsor, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except those statements based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement, amendment thereof, Prospectus, amendment thereof or supplement thereto, or FWP.

      (c) (i) This Section 9 shall not apply to any AP Indemnified Party or any
      Sponsor Indemnified Party (each, an "Indemnified Party") to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of, or in connection with, any action or failure to act that constitutes gross negligence, bad faith or willful misconduct on the part of the such Indemnified Party. (ii) The term "affiliate" in this Section 9 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

      (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Sections 9(a) or 9(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust, on the one hand, and the Authorized
      Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of Swedish Kronor transferred to the
      Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Sponsor on the one hand and of the
      Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 9(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

      (e) The Sponsor and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
      Section 9(d) above. The Authorized Participant shall not be required to contribute any amount in

      excess of the amount by which the total price at which the Shares created by the Authorized Participant and distributed to the public were offered to the public exceeds the amount of any damage which the Authorized
      Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of
      Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) The indemnity and contribution agreements contained in this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of
      Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on
      behalf of the Sponsor, its partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and
      shall survive any termination of this Agreement. The Sponsor and the
      Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration
      Statement or the Prospectus.

SECTION 10. LIABILITY.

      (a) Limitation of Liability. None of the Sponsor, the Trustee, the
      Authorized Participant, and the Depository shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

      (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this
      Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trustee, the
      Sponsor or the Trust is required by law to pay any such tax or charge, the
      Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

SECTION 11. ACKNOWLEDGMENT. The Authorized Participant acknowledges receipt of a
(i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust, and represents that it has reviewed and understands such documents.

SECTION 12. EFFECTIVENESS AND TERMINATION. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the Time of Sale, and may be terminated at any time by any party upon thirty
(30) days prior written notice to the other parties unless earlier terminated:
(i) in accordance with Section 2(a)(i); (ii) upon notice to the Authorized
Participant by the Trustee in the event of a breach by the Authorized
Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 18(j); or
(iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

SECTION 13. MARKETING MATERIALS; REPRESENTATIONS REGARDING SHARES;
IDENTIFICATION IN REGISTRATION STATEMENT.

      (a) The Authorized Participant represents, warrants and covenants that
      (i), without the written consent of the Sponsor, the Authorized
      Participant will not (A) make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified
      Party other than representations contained (1) in the Prospectus of the
      Trust, as then amended and

      supplemented, (2) in printed information approved by the Sponsor as information supplemental to such Prospectus or (3) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, or (B) issue any FWP pursuant to Rules 164 and 433 of the
      1933 Act and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust
      that are not consistent with the Prospectus, as then amended and supplemented. Copies of the Prospectus of the Trust, as then amended and supplemented, and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

      (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor prepare and circulate in the regular course of its business research reports, marketing material and sales literature, but in no event FWPs, that include information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature is prepared in accordance with applicable rules and regulations of the 1933 Act, any applicable state securities laws and NASD rules; or
      (ii) for internal use by the Authorized Participant. The Authorized
      Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

      (c) The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Prospectus, as then amended and supplemented, data and information relating to the price of Swedish Kronor.

      (d) The Authorized Participant hereby agrees that for the term of this
      Agreement the Sponsor may deliver the Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the
      Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The
      Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the
      Authorized Participant to access, view and print the PDF version of the
      Prospectus.

      (e) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled "Creation and Redemption of Shares" (including identifying the
      Authorized Participant in such section by a supplement to the Prospectus)
      and in any other section as may be required by the SEC and (ii) on the
      Trust's website. Upon the termination of this Agreement, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the
      Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and
      (ii) the Sponsor will promptly update the Trust's website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

SECTION 14. TITLE TO SWEDISH KRONOR. The Authorized Participant represents and warrants that upon delivery of the Basket Swedish Krona Amount (as defined in the Trust Agreement) to the Trustee in accordance with the terms of the Trust
Agreement and this Agreement, the Trust will acquire good and unencumbered title to the Swedish Kronor which are the subject of such Basket Swedish Krona Amount,

free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Swedish
Kronor which is imposed by any agreement or arrangement entered into by the
Authorized Participant or any party for which it is acting in connection with a
Purchase Order.

SECTION 15. THIRD PARTY BENEFICIARIES. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this
Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the
Authorized Participant in its own name) to enforce any obligation of the
Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

SECTION 16. FORCE MAJEURE. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any act of God or war or terrorism, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations, or any cause beyond its reasonable control, including, without limitation, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port or airport disruption, or any industrial action.

SECTION 17. AMBIGUOUS INSTRUCTIONS. If a Purchase Order Form or a Redemption
Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Trustee will attempt to contact one of the
Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized
Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Trustee. If the Trustee is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Trustee will attempt to contact one of the Authorized Persons of the Authorized
Participant to request retransmission of the Order.

SECTION 18. MISCELLANEOUS.

      (a) Amendment and Modification. This Agreement, the Procedures attached as
      Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trustee and the Sponsor, without consent of any
      Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system.
      Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the
      Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Participant Agreement (other than this Agreement), the
      Trustee will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

      (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mailed, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trustee. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

      (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

      (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.
      Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Trustee or Sponsor at such time such successor qualifies as a successor Trustee or Sponsor under the terms of the Trust
      Agreement.

      (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New
      York (regardless of the laws that might otherwise govern under applicable
      New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non convenient and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. Each party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement.

      (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this
      Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

      (h) Interpretation. The article and section headings contained in this
      Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      (i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

      (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion, after consulting with the
      Trustee, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Sponsor's notification of the Trustee of such a determination, this Agreement shall immediately terminate and the Trustee will so notify the Authorized
      Participant immediately.

      (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      (l) Survival. Sections 9 (Indemnification) and 15 (Third Party
      Beneficiaries) hereof shall survive the termination of this Agreement.

      (m) Other Usages. The following usages shall apply in interpreting this
      Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality;
      and (ii) "including" means "including, but not limited to."

                                  * * * * * * *

IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the Trustee, on
behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

THE BANK OF NEW YORK,                     [NAME OF AUTHORIZED PARTICIPANT]
not in its individual capacity,
but solely as Trustee of
the CurrencyShares
Swedish Krona Trust

By:  _________________________________    By:  _________________________________
     Name:                                     Name:
     Title                                     Title

Address:                                  Address:

Telephone:                                Telephone:

Facsimile:                                Facsimile:

RYDEX SPECIALIZED PRODUCTS LLC,
Sponsor of the CurrencyShares Swedish Krona Trust

______________________________________
Name:
Title:

Address:

Telephone:

Facsimile:

                                    EXHIBIT A

                     CURRENCYSHARES(SM) SWEDISH KRONA TRUST

         FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an
"Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the
CurrencyShares Swedish Krona Trust Participant Agreement.

Authorized Participant:                        _______________________

Name:                                                   Name:

Title:                                                  Title:

Signature:                                              Signature:

Name:                                                   Name:

Title:                                                  Title:

Signature:                                              Signature:

The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the CurrencyShares Swedish
Krona Trust Participant Agreement by and between [Authorized Participant] and the Trustee and the Sponsor of the CurrencyShares Swedish Krona Trust, dated
[_______], and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of
[Authorized Participant] on the date set forth below.

Subscribed and sworn to before me              By:
this       day of               , 20
                                               Name:

                                               Title:

                                               Date:

Notary Public

                                    EXHIBIT B

                     CURRENCYSHARES(SM) SWEDISH KRONA TRUST

                               PURCHASE ORDER FORM

                          THE BANK OF NEW YORK, TRUSTEE

________________________________________________________________________________
                    CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:    (718) 315-4970 or 4967
Fax order number:          (718) 315-4881
Depository Instructions    (000-000-0000)/SWIFT [_________]

________________________________________________________________________________
Participant must complete all items in Part I. The Trustee, in its discretion may reject any order not submitted in complete form.

I. TO BE COMPLETED BY PARTICIPANT:
Date:_________________________________        Time:_____________________________
Broker Name:__________________________        Firm Name:________________________
DTC Participant Number:_______________        Fax Number:_______________________
Telephone Number:_____________________

                                              (One Basket = 50,000 [FXS] Shares)

                                         Number of Baskets Transacted:__________

Order #______________________________         Number written out:_______________

This Purchase Order is subject to the terms and conditions of the Depositary
Trust Agreement of the CurrencyShares Swedish Krona Trust as currently in effect and the Participant Agreement between the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the
Authorized Participant set forth in such Depositary Trust Agreement and such
Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Purchase Order to the Trustee on behalf of the
Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Basket Swedish Krona Amount disseminated the previous business day and recognizes the final Basket Swedish Krona Amount represented will be decreased based on the Trust's daily accrual. At the conclusion of the trading day a final NAV will be disseminated to all Authorized Participants, and the Basket Swedish Krona Amount required for the Purchase Order entered into on this day will be finalized and this Purchase Order will serve as a legally binding contract for settlement in 3 business days.

______________________________________        __________________________________
     Date                                        Authorized Person's Signature

II. TO BE COMPLETED BY TRUSTEE:
This certifies that the above order has been:

_________Accepted by the Trustee

_________Declined-Reason:_______________________________________________

Final # of Swedish Kronor_______________      Final # of [FXS] Shares________

____________________                _______   __________________________________
Date                                Time       Authorized Signature of Trustee

                                    EXHIBIT C

                       CURRENCYSHARES SWEDISH KRONA TRUST

                              REDEMPTION ORDER FORM

                          THE BANK OF NEW YORK, TRUSTEE

________________________________________________________________________________
                    CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:    (718) 315-4970 or 4967
Fax order number:          (718) 315-4881
Depository Instructions    (000-000-0000)/SWIFT [_________]

________________________________________________________________________________
Participant must complete all items in Part I. The Trustee, in its discretion may reject any order not submitted in complete form.

I. TO BE COMPLETED BY PARTICIPANT:
Date:_________________________________        Time:_____________________________
Broker Name:__________________________        Firm Name:________________________
DTC Participant Number:_______________        Fax Number:_______________________
Telephone Number:_____________________

                                              (One Basket = 50,000 [FXS] Shares)

                                       Number of Baskets Surrendered:___________

Order #______________________________         Number written out:_______________

This Redemption Order is subject to the terms and conditions of the Depositary
Trust Agreement of the CurrencyShares Swedish Krona Trust as currently in effect and the Participant Agreement between the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the
Authorized Participant set forth in such Depositary Trust Agreement and such
Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Trustee on behalf of the
Authorized Participant. The Authorized Participant enters into this agreement based on an estimated Basket Swedish Krona Amount disseminated the previous business day and recognizes the final Basket Swedish Krona Amount represented will be decreased based on the Trust's daily accrual. At the conclusion of the trading day a final NAV will be disseminated to all Authorized Participants, and the Basket Swedish Krona Amount required for the Redemption Order entered into on this day will be finalized and this Redemption Order will serve as a legally binding contract for settlement in 3 business days.

______________________________________        __________________________________
     Date                                        Authorized Person's Signature

II. TO BE COMPLETED BY TRUSTEE:
This certifies that the above order has been:

_________Accepted by the Trustee

_________Declined-Reason:_______________________________________________

Final # of Swedish Kronor_______________      Final # of [FXS] Shares________

____________________                ______    __________________________________
Date                                Time       Authorized Signature of Trustee

                                  ATTACHMENT A

               CREATION AND REDEMPTION OF SWEDISH KRONA SHARES AND
                      RELATED SWEDISH KRONOR TRANSACTIONS

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more
Baskets of Swedish Krona Trust shares (the "Shares") issuable by The Bank of New
York, as trustee (the "Trustee") of the CurrencyShares Swedish Krona Trust (the
"Trust"), may be purchased or, once Shares have been issued, redeemed by an
Authorized Participant. Shares may be created or redeemed only in blocks of
50,000 Shares (each such block, a "Basket"). Because the issuance and redemption of Baskets also involve the transfer of Swedish Kronor between the Authorized
Participant and the Trust, certain processes relating to the underlying transfers of Swedish Kronor also are described.

Under these Procedures, Baskets may be issued only in consideration for Swedish
Kronor transferred to and held in the Trust's accounts maintained in London,
England by London Branch of JPMorgan Chase Bank, N.A., as depository (the
"Depository"). Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Depositary Trust Agreement, dated as of [____________], 2006, between Rydex Specialized Products LLC (the
"Sponsor"), the Trustee, the registered owners and beneficial owners from time to time of Shares issued thereunder and all depositors (the "Trust Agreement"), or the Participant Agreement entered into by each Authorized Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a "Business Day" is defined as any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange
(the "NYSE") is not open for regular trading at noon New York City time.

The Prospectus describes the creation and redemption process and the Trust; it will be delivered by the Sponsor to each Authorized Participant prior to its execution of the Participant Agreement. Baskets are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may
be issued and redeemed on any Business Day by the Trustee in exchange for
Swedish Kronor, which the Trustee receives from Authorized Participants or transfers to Authorized Participants, in each case on behalf of the Trust.
Authorized Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Trustee (the "Transaction Fee").

Authorized Participants and the Trust Transfer Swedish Kronor and Baskets of
Shares

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the
Trustee will assign a personal identification number (a "PIN") to each person authorized to act for the Authorized Participant (and "Authorized Person"). This
will allow the Authorized Participant through its Authorized Person(s) to place
Purchase Order(s) or Redemption Order(s) (together, "Orders") for Baskets.

Important Notes:

o     Any Purchase Order is subject to rejection by the Trustee for the reasons set forth in the Trust Agreement.

o     All Orders are subject to the provisions of the Participant Agreement relating to unclear or ambiguous instructions.

                                CREATION PROCESS

                                    OVERVIEW

      The following describes the process by which Baskets are created. In summary, an order to purchase one or more Baskets of Shares is placed by an
Authorized Participant with the Trustee by 4:00 p.m. New York City ("NYC") time on the Business Day that is the Order Date under the Trust Agreement ("CREATION
T"), and a Basket is created by 9:30 a.m. NYC time (usually 3:30 p.m. Central
European Time ("CET")) on the third Business Day following CREATION T ("CREATION
T+3"). In order for the creation of a Basket to occur, the Authorized
Participant must transfer to the Trust Swedish Kronor and the Trustee will transfer to the Authorized Participant's account at The Depository Trust Company
("DTC") Shares corresponding to the Swedish Kronor the Participant has transferred to the Trust.

C1    CREATION T (PURCHASE ORDER TRADE DATE)

      C1.1     By the 4:00 p.m. NYC time (the "Order Cut-Off Time"), the
Authorized Participant submits to the Trustee the Authorized Participant's order to create one or more Baskets of Shares (a "Purchase Order") in accordance with the following process.

      C1.1.1   By the Order Cut-Off Time, an Authorized Person of the Authorized
Participant calls the Trustee at 718-315-4970 or 4967, notifying the Trustee that the Authorized Participant wishes to place a Purchase Order for the Trustee to create an identified number of Baskets of Shares and requesting that the
Trustee provide an order number. The Authorized Person provides a PIN as identification to the Trustee.

      C1.1.2   Incoming telephone calls are queued and will be handled in the sequence received. The Trustee will process Purchase Orders if the phone call initiated by the Authorized Person is placed before the Order Cut-Off Time, even though the remainder of the order process is not completed until after the Order
Cut-Off Time. Accordingly, do not hang up and redial.

      C1.1.3   Purchase Orders initiated after the Order Cut-Off Time will be rejected.

      C1.1.4   During the phone call from the Authorized Person of the
Authorized Participant to initiate a Purchase Order, the Trustee will give an order number for the Authorized Participant's Purchase Order.

      C1.1.5   Within 15 minutes after receiving the order number from the
Trustee, the Authorized Participant will fax the Purchase Order to the Trustee using the Purchase Order Form included as part of the Participant Agreement.

      C1.1.6   The Purchase Order Form provides, among other things, for the number of Baskets that the Authorized Participant is ordering and the condition that the Purchase Order is subject to the Trustee's receipt of the Transaction
Fee by (DTC SPO Charge) prior to delivery of the Baskets on CREATION T+3.

      C1.1.7   If the Trustee has not received the Purchase Order Form from the
Authorized Participant within 15 minutes after the Authorized Person placed the phone call to the Trustee, the Trustee places a phone call to the Authorized
Participant to inquire about the status of the order. If the Authorized
Participant does not fax the Purchase Order Form to the Trustee within 15 minutes after the Trustee's phone call, the Authorized Participant's order is cancelled, but the Authorized Participant will remain liable to the Trustee for the Transaction Fee.

      C1.2     If the Trustee has received the Authorized Participant's Purchase
Order Form on time in accordance with the preceding timing rules, then by 5:00
p.m. NYC time on CREATION T, the Trustee will return to the Participant a copy of the Purchase Order Form submitted, marking it "Affirmed subject to receipt of the Transaction Fee prior to delivery of Baskets on CREATION T+3" and indicating, on a

                                       A-2

preliminary basis subject to confirmation, the number of Swedish Kronor the
Participant must transfer in exchange for the Basket(s).

      C1.3     The Participant ensures that by 3:30 p.m. CET (usually 9:30 a.m.
NYC time) on CREATION T+3 that sufficient Swedish Kronor are wire transferred to the Depository.

      C1.4     NOTES FOR AUTHORIZED PARTICIPANT (CREATION T)

      C1.4.1   The Authorized Participant must be a participating member of DTC.

      C1.4.2   The Authorized Participant must be able to transfer Swedish
Kronor via (RTGSplus, EBA EURO1 or TARGET). SWIFT BIC - CHASGB2L.

      C1.4.3   The Authorized Participant must have signed and delivered the
Participant Agreement to the Trustee. The Trustee will accept an Authorized
Participant based on the representations made by the Authorized Participant in the Participant Agreement. The Trustee will not perform other due diligence or investigation of Authorized Participants.

      C1.4.4   The Authorized Participant must have in place, before a Purchase
Order can be processed, account instructions for Swedish Kronor transfers with its sending financial institution.

      C1.4.5   By 3:30 p.m. CET on CREATION T+3, Swedish Kronor in the amount needed to acquire the Shares must be standing to the credit of the Deposit
Account in order for the Authorized Participant to receive Shares on CREATION
T+3.

      C1.4.6   An Authorized Participant may only deliver Swedish Kronor for credit to the Depository in the following ways (RTGSplus, EBA EURO1 or TARGET).
SWIFT BIC - CHASGB2L.

      C1.4.7   Prior to the delivery of the Baskets by the Trustee on CREATION
T+3, the Authorized Participant must accept a DTC SPO Charge for the applicable
Transaction Fee from the Trustee. Purchase Orders for which the Trustee has not received the Transaction Fee will be cancelled subject to handling pursuant to supplemental procedures to be issued, but in any event the Authorized
Participant will remain obligated to the Trustee for the Transaction Fee.

      C1.5     NOTES FOR TRUSTEE (CREATION T)

      C1.5.1   Based on the Purchase Orders placed with it on CREATION T, the
Trustee sends an authenticated electronic message (SWIFT MT210) to the
Depository (by T+1) indicating the approximate total amount of Swedish Kronor that the Depository will receive from the Authorized Participant on CREATION
T+3.

C2    CREATION T+1

      C2.1     The Purchase Orders and instructions given on CREATION T are all pending with the Trustee.

      C2.2     The Depository receives the Trustee's message (SWIFT MT210) about the approximate total amount of Swedish Kronor the Authorized Participant is required to transfer not later than 3:30 p.m. CET on CREATION T+3.

C3    CREATION T+2

      On CREATION T+2 the Trustee notifies the Authorized Participant of the final amount of Swedish Kronor that must be deposited in the Deposit Account
(the "Basket Swedish Kronor Amount") not later than 3:30 p.m. CET on CREATION
T+3 for creation of the Baskets on that day.

                                       A-3

C4    CREATION T+3

      C4.1     By 3:30 p.m. CET (usually 9:30 a.m. NYC time), the Depository has received each Authorized Participant's wire transfer of the Basket Swedish
Kronor Amount in the Deposit Account.

      C4.2     As of 3:30 p.m. CET time, the Depository notifies the Trustee that the Basket Swedish Kronor Amount has been transferred into the Deposit
Account by an authenticated electronic message (SWIFT MT910).

      C4.3     Prior to the delivery of the Baskets on CREATION T+3, the Trustee must have received the Transaction Fee from the Authorized Participant (SPO/DTC
Charge).

      C4.4     At 11:00 a.m. NYC time, following receipt of the notice from the
Depository confirming the transfer of the Basket Swedish Kronor Amount to the
Deposit Account, the Trustee authorizes the creation and issuance of the Baskets ordered by each Authorized Participant on CREATION T for which the Trustee has received confirmation from the Depository of receipt of the Basket Swedish
Kronor Amount.

      C4.5     By 11:00 a.m. NYC time, following receipt of the notice from the
Depository confirming the transfer of the Basket Swedish Kronor Amount to the
Deposit Account, the Trustee notifies its transfer agent service desk that it has authorized the creation and issuance of Baskets in the number specified, and to increase the number of Shares outstanding accordingly. By 11:00 a.m. NYC time, following receipt of the notice from the Trustee that it has authorized the creation and issuance of Shares in the number specified, the Trustee's transfer agent service desk increases the number of Shares outstanding, and notifies the Trustee and the Trustee's DTC operations desk that an increased number of Shares is now outstanding and available for release in accordance with the Trustee's instructions.

      C4.6     By 11:00 a.m. NYC time, following receipt of notice from the
Trustee's transfer agent service desk that the number of Shares now outstanding has been increased, the Trustee notifies its DTC operations desk to release the increased number of Shares through DTC to the DTC participant accounts of the
Authorized Participants scheduled to receive Baskets on CREATION T+3 for whom the Trustee has received confirmation from the Depository that the Basket
Swedish Kronor Amount has been received into the Deposit Account.

      C4.7     Following the close of business (usually 3:30 p.m. CET time) on
CREATION T+3, the Depository makes appropriate entries in its books and records to reflect the creation of Baskets.

      C4.8     Following the close of business (usually 3:30 p.m. CET time) on
CREATION T+3, the Depository Swedish Kronor system updates account records, recording the movements of Swedish Kronor in the Deposit Account and providing updated balances in the affected accounts as of the close of business (usually
3:30 p.m. CET time) on CREATION T+3.

      C4.9     Following the close of business (usually 3:30 p.m. CET time) on
CREATION T+3, the Depository Swedish Kronor system automatically generates authenticated electronic messages constituting a statement of the activity affecting the Deposit Account (SWIFT MT940 or SWIFT MT950), (received only by the Trustee).

      C4.10    If the Authorized Participant fails to deliver Swedish Kronor by
3:30 p.m. CET on CREATION T+3, (a) the Trustee will apply a late fee equal to four (4) times the creation charge; and (b) the Depository may, in its reasonable discretion, apply a late fee calculated in accordance with standard industry practices pursuant to The European Interbank Compensation Guidelines, as follows:

      (Principal Amount) x (_____+25bps) x (# calendar days that the funds are late) divided by 360 x 100.

                                       A-4

      In the event any such late fees are assessed, the Trustee will coordinate with the Authorized Participant to arrange payment of such fees.

                               REDEMPTION PROCESS
                                    OVERVIEW

      The following describes the process by which Baskets are redeemed. In summary, an order to redeem one or more Baskets of Shares is placed by an
Authorized Participant with the Trustee by 4:00 p.m. NYC time on the Business
Day that is the Order Date under the Trust Agreement ("REDEMPTION T"), and a
Basket is redeemed by 3:30 p.m. CET (usually 9:30 a.m. NYC time) on the third
Business Day following REDEMPTION T ("REDEMPTION T+3"). In order for the redemption of a Basket to occur, the Authorized Participant must pay a transaction fee and the Trustee will instruct the Depository to transfer to the
Authorized Participant Swedish Kronor corresponding to the Shares delivered for redemption.

R1    REDEMPTION T (REDEMPTION ORDER TRADE DATE)

      R1.1     By the Order Cut-Off Time, the Authorized Participant submits to the Trustee the Authorized Participant's order to redeem one or more Baskets of
Shares (a "Redemption Order") in accordance with the following process.

      R1.1.1   By the Order Cut-Off Time, an Authorized Person of the Authorized
Participant calls the Trustee at 718-315-4970 or 4967, notifying the Trustee that the Authorized Participant wishes to place a Redemption Order for the
Trustee to redeem an identified number of Baskets of Shares and requesting that the Trustee provide an order number. The Authorized Person provides a PIN as identification to the Trustee.

      R1.1.2   Incoming telephone calls are queued and will be handled in the sequence received. The Trustee will process the Redemption Order(s) if the phone call initiated by the Authorized Person is placed before the Order Cut-Off Time, even though the remainder of the order process is not completed until after the
Order Cut-Off Time. Accordingly, do not hang up and redial.

      R1.1.3   Redemption Orders initiated after the Order Cut-Off Time are rejected.

      R1.1.4   During the phone call from the Authorized Person of the
Authorized Participant to initiate a Redemption Order, the Trustee will give an order number for the Authorized Participant's Redemption Order.

      R1.1.5   Within 15 minutes after the phone call initiating the Redemption
Order, the Authorized Participant will fax the Redemption Order to the Trustee using the Redemption Order Form included as part of the Participant Agreement.

      R1.1.6   The Redemption Order Form provides, among other things, for the number of Baskets that the Authorized Participant is redeeming and the condition that the Redemption Order is subject to Trustee's receipt of the Transaction Fee by SPO/DTC Charge prior to the delivery of the Swedish Kronor to the Authorized
Participant on REDEMPTION T+3.

      R1.1.7   If the Trustee has not received the Redemption Order Form from the Authorized Participant within 15 minutes after the Authorized Person placed the phone call to the Trustee, the Trustee places a phone call to the Authorized
Participant to inquire about the status of the order. If the Authorized
Participant does not fax the Redemption Order Form to the Trustee within 15 minutes after the Trustee's phone call, the Authorized Participant's order is cancelled, but the Authorized Participant will remain liable to the Trustee for the Transaction Fee.

                                       A-5

      R1.2     If the Trustee has received the Authorized Participant's
Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. NYC time on REDEMPTION T, the Trustee will return to the
Authorized Participant a copy of the Redemption Order Form submitted, marking it
"Affirmed subject to receipt of Transaction Fee prior to delivery of the Swedish
Kronor on REDEMPTION T+3" and indicating, on a preliminary basis subject to confirmation, the number of Swedish Kronor the Participant will receive upon redemption of the indicated Basket(s) of Shares.

      R1.3     For each Redemption Order, the Trustee sends an authenticated electronic message (SWIFT MT202 or MT103plus) to the Depository indicating the amount of Swedish Kronor to transfer from the Deposit Account by wire (RTGSplus,
EBA EURO1 or TARGET) to the Authorized Participant's designated account by 3:30
p.m. CET (usually 9:30 a.m. NYC time) on REDEMPTION T+3.

      R1.4     NOTES FOR TRUSTEE AND DEPOSITORY (REDEMPTION T)

      R1.4.1   The Trustee will prepare an authenticated electronic message
(SWIFT MT202 or MT103plus) containing instructions on REDEMPTION T specifying
REDEMPTION T+3 as the date on which the instructions will be executed.

      R1.4.2   The Trustee will only deliver the authenticated electronic message (SWIFT MT202 or MT103plus) to the Depository on T+3 after confirming the
Trustee's receipt of Shares from the Authorized Participant through DTC.

R2    REDEMPTION T+1

      R2.1     Redemption Orders and related instructions are in process.

      R2.2     The Depository receives the authenticated electronic message
(SWIFT) or e-mail from the Trustee notifying the Depository of the approximate amount of Swedish Kronor needed to be remitted to each Authorized Participant that has placed a Redemption Order on REDEMPTION T+3.

R3    REDEMPTION T+2

      On REDEMPTION T+2 the Trustee notifies the Authorized Participant of the final amount of Swedish Kronor the Authorized Participant will receive upon redemption of the Basket(s) on Redemption T+3 (the "Basket Swedish Kronor
Amount").

R4    REDEMPTION T+3

      R4.1     Prior to the delivery of the Basket Swedish Kronor Amount on
REDEMPTION T+3, the Trustee must have received the Transaction Fee from the
Authorized Participant (SPO/DTC) Charge.

      R4.2     By 3:30 p.m. CET (usually 9:30 a.m. NYC time), the Authorized
Participant delivers free to the Trustee's participant account at DTC
(#___________) the Shares to be redeemed. The Authorized Participant telephones the Trustee's DTC operations desk ((718) 315-4970 or 4967) to expect the
Authorized Participant's Shares through DTC.

      R4.2.1   By 3:30 p.m. CET (usually 9:30 a.m. NYC time), the Trustee's DTC operations desk notifies the Trustee whether the Shares being redeemed by the
Authorized Participant have been received into the Trustee's participant account at DTC.

      R4.2.2   By 3:30 p.m. CET (usually 9:30 a.m. NYC time), if the Shares being redeemed by the Authorized Participant have been received into the
Trustee's participant account at DTC, the Trustee's DTC operations desk accepts the Shares to be redeemed, notifies the Trustee that the Trustee has received the Authorized Participant's Shares and identifies the Authorized Participant from whom the Shares have been received.

                                       A-6

      R4.2.3   By 3:30 p.m. CET (usually 9:30 a.m. NYC time), if the Shares of a redeeming Authorized Participant have not been received into the Trustee's participant account at DTC, the Trustee's operations desk notifies the Trustee that the Trustee has not received the Shares from the Authorized Participant, and identifies the Authorized Participant from whom Shares have not been received.

      R4.3     By 3:30 p.m. CET (usually 9:30 a.m. NYC time), the Trustee sends an authenticated electronic message (SWIFT MT202 or MT103plus) to the Depository directing the Depository to transfer the Basket Swedish Kronor Amount to the accounts of those Authorized Participants from whom the Trustee has received
Shares. The Swedish Kronor will be sent to the designated accounts by wire
(RTGSplus, EBA EURO1 or TARGET).

      R4.4     As of 3:30 p.m. CET time(usually 9:30 a.m. NYC time), following the receipt of the authenticated confirmatory electronic message from the
Trustee, the Depository executes the instructions from the Trustee to wire the
Basket Swedish Kronor Amount from the Trust Account and to transfer the Basket
Swedish Kronor Amount to the Authorized Participant's designated account.

      R4.4.1   By DTC free delivery cut-off time (usually 2:00 p.m. NYC time), the Trustee's DTC operations desk instructs the Trustee's transfer agent services desk to cancel Shares received for redemption.

      R4.4.2   By DTC free delivery cut-off time (usually 2:00 p.m. NYC time), the Trustee's transfer agent services desk cancels the Authorized Participant's
Shares received for redemption and reduces the number of Trust Shares outstanding.

      R4.5     Following the close of business (usually 3:30 p.m. CET) on
REDEMPTION T+3, the Depository makes the appropriate entries in its books and records to reflect the redemptions.

      R4.6     Following the close of business (usually 3:30 p.m. CET) on
REDEMPTION T+3, the Depository Swedish Kronor system updates its account records, recording the movements of Swedish Kronor in the Deposit Account and providing updated balances in the affected accounts as of the close of business
(usually 3:30 p.m. CET) on REDEMPTION T+3.

      R4.7     Following the close of business (usually 3:30 p.m. CET) on
REDEMPTION T+3, the Depository Swedish Kronor system automatically generates an authenticated electronic message (SWIFT MT140 or Swift MT950) constituting a statement of the activity affecting the Deposit Account (received only by the
Trustee).

                                       A-7